Exhibit 15.2

Onestop Assurance PAC Co. Registration No.: 201823302D 10 Anson Road #21-14 International Plaza Singapore, 079903 Email: audit@onestop-audit.com Website: www.onestop-audit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form 20-F of Davis Commodities Limited (the “Company”) of our report dated 15 May, 2024, with respect to the consolidated financial statements of the Company for the year ended December 31, 2023 appearing in its Annual Report on Form 20-F of the Company for the year ended December 31, 2025.

/s/ OneStop Assurance PAC

Singapore

May 15, 2026